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                                  EXHIBIT 17.1

                      Letter of Resignation of William Tay

                                 March 22, 2001


To the officers and directors of Valesc Inc., a Delaware corporation:


         I hereby resign both as a Director and as an officer of the Corporation, my resignation to be effective immediately.

                                                 Very truly yours,



                                                 /s/ William Tay
                                                 ---------------
                                                 William Tay